Cancer Genetics, Inc. Announces Strong Third Quarter and Year-to Date 2015 Results

•	Third Quarter Revenues up 24 Percent Year-over-Year

•	Revenues for Nine Months Ended September 30, 2015 up 104 Percent Year-over-Year

•	Gross Profit Margins Doubled for the First Nine Months of 2015 to 26% from 13% for the First Nine Months of 2014

•	Closed on Acquisition of Operations & Assets of Response Genetics, Inc. (RGI)

◦	Expected to Add An Additional $10-$12 Million in Annual Revenue

◦	Provides Opportunity to Add & Accelerate Additional Contracts for Clinical Trials

•	Priced Public Offering Expected to Result in Gross Proceeds of $12 Million to CGI

RUTHERFORD, N.J., -- November 10, 2015 -- Cancer Genetics, Inc. (Nasdaq: CGIX), an emerging leader in DNA-based cancer diagnostics offering bench to the bedside solutions, announced financial and operating results for the third quarter ended September 30, 2015.

The company will host a conference call today at 8:30am ET; dial-in information is found below.

“As we move toward year-end, our business continues to perform well, delivering strong results and creating additional value for the global oncology community,” said Panna Sharma, CEO & President of Cancer Genetics, Inc. “There is continued high demand for our unique, proprietary portfolio of genomic tests and panels in the marketplace and our focused M&A strategy has delivered three transformative acquisitions over the past two years.”

FINANCIAL HIGHLIGHTS

•	Third quarter 2015 revenues were $4.0 million, up 24% from $3.2 million in the third quarter of 2014.

◦	Biopharma Services revenue was $2.6 million, up 35% from $1.9 million in the third quarter of 2014 as new trials launched and existing trials continued to mature into later stages

◦	Clinical Services revenue was $1.1 million, down slightly from $1.2 million in the third quarter of 2014, due largely to test volume and reimbursement rates

•	Revenues for the nine-months ended September 30, 2015 were $12.6 million, up 104% from $6.2 million during the nine-months ended September 30, 2014.

◦	For the nine-months ended September 30, 2015, Biopharma Services revenue was $8.6 million, up 204% from $2.8 million during the nine-months ended September 30, 2014

◦
Clinical Services revenue remained steady at $3.3 million for the nine months ended September 30, 2015, while Discovery Services generated $0.7 million in revenues, driven in part by growing demand for NGS services throughout India and Asia

•	For the nine-months ended September 30, 2015, pro forma revenue for Cancer Genetics and Response Genetics was $22.6 million.

•
Gross profit margins improved to 22.0%, or $0.9 million, in the third quarter of 2015, compared to 20.0%, or $0.7 million, in the third quarter of 2014, and improved to 26.0%, or $3.2 million, in the nine-months ended September 30, 2015, compared to 13.0%, or $0.8 million, in the comparable period of 2014.

•	Cash & cash equivalents at September 30, 2015 was $19.9 million.

•
On a pro forma basis, after considering the close of the RGI transaction, which used $7 million in cash, and the anticipated net proceeds from our recently priced public offering, cash and cash equivalents were approximately $23 million.

“Our recently priced public offering, which we expect will result in gross proceeds of $12 million for CGI, will help facilitate RGI’s integration, will back multiple upcoming launches and will further support the marketing and continued growth of our Biopharma business. Rapid, successful integration of RGI will deliver revenue and cost synergies, and will accelerate the time to cash flow breakeven for CGI. The RGI acquisition is a value creator for the Company that expands the product offering; enhances CGI’s ability to compete for national payer contracts; enhances geographic sales coverage; grows the existing customer base; and provides the basis for deeper customer penetration,” continued Sharma.

RECENT CORPORATE HIGHLIGHTS

•	Finalized the purchase of RGI, which is a significant element of the growth strategy.

◦	Expected to add an additional $10-$12 million in annual revenue

◦	Establishes national clinical sales footprint

◦
Combined company has an industry leading biomarker and genomic portfolio in over 8 of the top 10 cancers, including an FDA-cleared and Medicare reimbursed test for tumors of unknown origin, Tissue of Origin (TOO™)

◦
CGI intends to develop the Los Angeles facility into a center of excellence in solid tumors, with a particular emphasis on lung and colorectal cancers, which are among the top five most commonly diagnosed cancers in the United States

•
Formally launched our strategic alliance with ICON Central Laboratory, which will help to satisfy the need among biotechnology and pharmaceutical companies for more efficient and comprehensive testing and monitoring solutions by integrating CGI’s specialized, genomic and biomarker testing to ICON’s laboratory solutions.

◦	ICON is a $1.5 billion global CRO industry leader specializing in Phase I through Phase IV clinical trial testing with significant experience in managing oncology trials

◦	This partnership will provide clients access to combined expertise in large scale oncology-focused genomic testing, disease-specific proprietary genomic panels and world-class bioinformatics

◦	Tests and services offered by Cancer Genetics through ICON will be branded as “POWERED BY CGI”

•
Reported results from two independent cervical cancer studies focused on evaluating the clinical utility and sensitivity of CGI’s FHACT® test for the detection of cervical cancer and pre-cancer at the 30th International Papillomavirus Conference and Clinical and Public Health Workshops.

◦	Studies were independently conducted by the National Cancer Institute (NCI) in the U.S. and Kamineni Hospital in Hyderabad, India, respectively.

◦	The NCI study included 296 patients and the FHACT test demonstrated 96.9% sensitivity when used to evaluate samples preserved in liquid cytology

◦	The Kamineni Hospital study included 200 patients and the FHACT test was used in conjunction with molecular detection of HPV, and other methods, and demonstrated 94% sensitivity and specificity

◦
Both studies support the further evaluation and development of FHACT as a molecular diagnostic tool to improve the management of HPV-related cancers and reduce the costs associated with patient management globally

•	Expanded significantly the patent portfolio in cancer diagnostics.

◦	Received a third U.S. patent directed to a separate proprietary aspect of our unique FHACT test from the U.S. Patent & Trademark Office

◦	Gained three U.S. patents from the acquisition of RGI related to the FDA-cleared, and Medicare reimbursed TOO test

◦	Increased overall patent portfolio to 30 U.S. patents and 84 global patents focused on oncology diagnostics, cancer detection and therapeutic selection

•
Priced public offering that is expected to result in $12.0 million in gross proceeds to CGI that will be utilized to support and accelerate the RGI integration and further strengthens CGI’s balance sheet to support additional market penetration initiatives.

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Secured in-network provider agreements with several significant payer groups, including: Blue Cross Blue Shield of Illinois, Blue Cross Blue Shield of North Carolina, Harvard Pilgrim Healthcare, Blue Cross Blue Shield Nebraska, and Wellmark, Inc., which is comprised of the Blue Cross Blue Shield networks in Iowa and North Dakota.

◦	CGI’s total covered lives are now over 50 million in the U.S. through agreements with third-party payers and healthcare organizations

"CGI continues to execute well on its bench to bedside strategy. Going forward, we expect to benefit from increased demand and complexity in clinical trials and from our well-positioned offering for the clinical oncology community,” concluded Sharma.

CGI will also be providing slides with an overview of the results and select discussion points; they will be available at http://ir.cancergenetics.com/presentations.

Conference Call & Webcast
Tuesday, November 10, 2015 at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time
Domestic:            877-407-4018
International:            201-689-8471
Conference ID:        13622111
Webcast:            http://public.viavid.com/player/index.php?id=116550

Replays - Available through November 24, 2015
Domestic:            877-870-5176
International:            858-384-5517
Conference ID:        13622111

Note: To confirm compatibility with your operating system, please dial in ten minutes prior to the start of the call.

About Cancer Genetics
Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers.

We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference labs are focused entirely on maintaining clinical excellence and are both CLIA certified and CAP accredited and have the appropriate licensure from several states including New York State.

We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute.

For more information, please visit or follow us:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Investor Contact:
LifeSci Advisors
Hans Vitzthum
Tel: 212.915.2568
hans@lifesciadvisors.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates“, “pro formas”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, risks that closing conditions for previously announced financings will not be satisfied, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Forms 10-K for the year ended December 31, 2014 and 10-Q for the quarter ended September 30, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.
This press release also contains “forward-looking statements” and pro forma information regarding the Company’s acquisition of Response Genetics, Inc. (“Response Genetics”) and the anticipated benefits from the acquisition. The Company cautions that these statements are subject to certain risks, including, but not limited to, the effects of the bankruptcy proceeding on the business of Response Genetics; risks that the Company will not realize the anticipated benefits of such transaction; risks that the pro forma financial information included in this presentation may not necessarily reflect the Company’s operating results and financial condition following the acquisition.

Cancer Genetics, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,917,926	$25,554,064
Accounts receivable, net of allowance for doubtful accounts	5,165,093	5,028,620
Other current assets	1,540,501	1,172,750
Total current assets	26,623,520	31,755,434
FIXED ASSETS, net of accumulated depreciation	3,778,605	4,310,126
OTHER ASSETS
Restricted cash	300,000	6,300,000
Patents	585,259	502,767
Investment in joint venture	300,225	1,047,744
Goodwill	3,187,495	3,187,495
Deposit for acquisition	880,000	—
Other	324,641	1,564
Total other assets	5,577,620	11,039,570
Total Assets	$35,979,745	$47,105,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,437,373	$3,762,567
Obligations under capital leases, current portion	61,079	58,950
Deferred revenue	1,173,128	544,446
Bank term note, current portion	833,333	—
Total current liabilities	6,504,913	4,365,963
Obligations under capital leases	254,021	300,385
Deferred rent payable and other	289,319	347,840
Line of credit	—	6,000,000
Warrant liability	34,000	52,000
Acquisition note payable	657,744	560,341
Deferred revenue, long-term	782,818	924,850
Bank term note	5,138,783	—
Total liabilities	13,661,598	12,551,379
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764,000 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000,000 shares, $0.0001 par value, 9,861,340 and 9,821,169 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	986	982
Additional paid-in capital	114,754,824	112,520,268
Accumulated (deficit)	(92,437,663)	(77,967,499)
Total Stockholders’ Equity	22,318,147	34,553,751
Total Liabilities and Stockholders’ Equity	$35,979,745	$47,105,130

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$4,000,332	$3,221,850	$12,555,806	$6,163,895
Cost of revenues	3,103,227	2,565,715	9,342,399	5,358,872
Gross profit	897,105	656,135	3,213,407	805,023
Operating expenses:
Research and development	1,801,813	1,390,189	4,335,235	3,092,733
General and administrative	3,487,242	3,104,100	9,535,723	8,230,966
Sales and marketing	1,242,803	1,070,531	3,543,047	2,737,967
Total operating expenses	6,531,858	5,564,820	17,414,005	14,061,666
Loss from operations	(5,634,753)	(4,908,685)	(14,200,598)	(13,256,643)
Other income (expense):
Interest expense	(111,620)	(36,166)	(227,140)	(408,087)
Interest income	4,906	18,789	30,288	57,130
Change in fair value of acquisition note payable	315,453	—	(90,714)	—
Change in fair value of warrant liability	214,000	129,000	18,000	324,000
Total other income (expense)	422,739	111,623	(269,566)	(26,957)
Loss before income taxes	(5,212,014)	(4,797,062)	(14,470,164)	(13,283,600)
Income tax provision (benefit)	—	—	—	(1,813,941)
Net (loss)	$(5,212,014)	$(4,797,062)	$(14,470,164)	$(11,469,659)
Basic net (loss) per share	$(0.54)	$(0.50)	$(1.49)	$(1.22)
Diluted net (loss) per share	$(0.56)	$(0.51)	$(1.49)	$(1.25)
Basic Weighted-Average Shares Outstanding	9,726,067	9,575,789	9,714,824	9,386,613
Diluted Weighted-Average Shares Outstanding	9,727,597	9,575,789	9,716,214	9,403,245

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(14,470,164)	$(11,469,659)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	971,192	487,656
Amortization	26,177	20,146
Provision for bad debts	212,914	—
Equity-based consulting and compensation expenses	2,177,554	2,129,880
Change in fair value of acquisition note payable	90,714	—
Change in fair value of Gentris contingent consideration	(162,000)	—
Change in fair value of warrant liability	(18,000)	(324,000)
Amortization of loan guarantee fees, financing fees and debt issuance costs	4,960	310,500
Loss in equity method investment	747,519	659,426
Changes in:
Accounts receivable	(349,387)	(521,429)
Other current assets	(367,751)	(169,940)
Other non-current assets	(85,856)	—
Accounts payable, accrued expenses and deferred revenue	1,330,145	985,644
Deferred rent and other	(58,521)	(18,050)
Net cash (used in) operating activities	(9,950,504)	(7,909,826)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(439,671)	(944,423)
Decrease (increase) in restricted cash	6,000,000	(6,000,000)
Patent costs	(108,669)	(95,408)
Investment in JV	—	(1,000,000)
Deposit for acquisition of Response Genetics	(880,000)	—
Cash used in acquisition of Gentris, net of cash received	—	(3,180,930)
Cash from acquisition of BioServe	—	311,264
Net cash provided by (used in) investing activities	4,571,660	(10,909,497)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(44,235)	(21,554)
Payments for deferred equity offering costs	(237,221)	—
Proceeds from warrant exercises	—	178,102
Proceeds from option exercises	23,480	79,018
Proceeds from offering of common stock, net of offering costs	33,526	—
Principal payments on notes payable	—	(127,532)
Payment of debt issuance costs	(32,844)	—
Net cash provided by (used in) financing activities	(257,294)	108,034
Net (decrease) in cash and cash equivalents	(5,636,138)	(18,711,289)
CASH AND CASH EQUIVALENTS
Beginning	25,554,064	49,459,564
Ending	$19,917,926	$30,748,275

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$157,603	$92,692
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Fixed assets acquired through capital lease arrangements	$—	40,922
Cashless exercise of derivative warrants	—	125,000
Value of shares issued as partial consideration of Gentris and BioServe	—	1,515,992
Net tangible assets acquired via acquisition	—	1,255,084